Exhibit 99.1

Independent Auditors' Report

To the Members'
OSO USA LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of OSO USA LLC and Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in members’ deficit and cash flows for the year then ended and the period April 28, 2009 (inception) through December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OSO USA LLC and Subsidiary as of December 31, 2010 and 2009, and the results of their statements of operations and cash flows for the year then ended and the period April 28, 2009 (inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information on pages 7-8 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ Liebman Goldberg & Hymowitz, LLP
Liebman Goldberg & Hymowitz, LLP
Garden City, New York

August 31, 2011

OSO USA LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31,

	2010	2009
Assets

Current Assets:
Cash	$2,521	$8,486
Accounts receivable - net	29,226	30,338
Inventory	12,747	11,905
Prepaid expenses and other current assets	7,182	16,872

Total current assets	51,676	67,601

Total assets	$51,676	$67,601

Liabilities and Members' (Deficit)

Current Liabilities:
Notes payable	$55,866	90,192
Accounts payable	33,647	6,944
Accrued expenses and sundry liabilities	67,749	27,052
Total current liabilities	157,262	124,188

Commitments and contingencies

Members' (deficit)	(105,586)	(56,587)

Total Members' (deficit)	(105,586)	(56,587)

Total liabilities and members' deficit	$51,676	$67,601

See independent auditors' report and accompanying notes.

OSO USA LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

		April 28 (Inception),
	2010	2009

Sales - net	$173,093	$124,238

Cost of goods sold	57,224	78,002

Gross profit	115,869	46,236

Operating expenses:
Selling	49,086	15,931
Warehouse and shipping	3,386	5,705
General and administrative	112,396	81,465
Total operating expenses	164,868	103,101

(Loss) from operations	(48,999)	(56,865)

Other income	-	278

Net (loss)	(48,999)	(56,587)

Members' deficit - beginning of year	(56,587)	-

Members' deficit - end of year	$(105,586)	$(56,587)

See independent auditors' report and accompanying notes.

OSO USA LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

		April 28 (Inception),
	2010	2009
Cash Flows from Operating Activities:
Net (loss)	$(48,999)	$(56,587)
Adjustments to Reconcile Net (Loss) to Net Cash
Provided by (used in) Operating Activities:
Depreciation and amortization	24,901	18,750
Inventory in exchange for note	54,299	-
Decrease in allowance for doubtful accounts	(662)	5,400
Change in Assets and Liabilities:
Accounts receivable	1,774	(7,738)
Inventory	(842)	(11,905)
Prepaid expenses and other current assets	2,990	4,573
Accounts payable	26,703	6,944
Accrued expenses and sundry liabilities	40,697	27,052

Net cash provided by (used in) operating activities	100,861	(13,511)

Cash Flows from Financing Activities:
Proceeds from notes	-	93,250
Principal repayments on debt	(106,826)	(71,253)

Net cash (used in) provided by financing activities	(106,826)	21,997

Net (decrease) increase in cash	(5,965)	8,486

Cash - beginning of year	8,486	-

Cash - end of year	$2,521	$8,486

See independent auditors' report and accompanying notes.

OSO USA LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 1 – The Company:

OSO USA LLC ("OSO") and its subsidiary, Fury Distribution Holdings, LLC ("Fury") (collectively the “Company”) market and distribute functional beverages, which are sold principally to clubs and restaurants on premise and select retail accounts located in the NYC Metropolitan area.

Note 2 – Summary of Significant Accounting Policies:

Principals of Consolidation:

The consolidated financial statements include the accounts of OSO and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asses and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash:

The Company places its cash with financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

Accounts Receivable:

Accounts receivable from trade customers are generally due within thirty days. The Company controls credit risks through its credit evaluation process, credit limits and monitoring procedures. Allowance for doubtful accounts amounted to $4,738 in 2010.

Inventory:

Inventory consisting solely of finished goods is stated at the lower of cost (first-in, first-out method) or market.

Income Taxes:

OSO and Fury are limited liability companies. As such, they are not subject to federal or state income taxes. They may be subject to New York City unincorporated business tax. These financial statements contain no income tax provisions.

Advertising:

The Company expenses the costs of advertising as incurred advertising expense for the year ended December 31, 2010 was $2,700. For the period April 28, 2009 (Inception) through December 31, 2009 the Company had incurred advertising costs of $21,445.

OSO USA LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

Note 3 – Notes Payable:

In May 2009, the Company entered into a one year senior secured promissory note (the "Secured Note") with a private lender to provide funds for production of its products. The Secured Note does not bear interest so long as no default is in occurrence.  The face value of the Secured Note was originally $100,000.  As of December 31, 2010, the note has been entirely paid. The Secured Note is subject to a mandatory monthly cash flow recapture provision whereby payments are made against the Secured Note pursuant to a formula. In accordance with the original issuance discount of the Secured Note, amortization expense of $18,750 has been charged.

In March of 2010 the Company entered into a $72,500 note for the purchase of inventory. This note is secured by the Company's accounts receivable and inventory and precludes the issuance of any other indebtedness pari passo or senior to it. This note is subject to a mandatory monthly cash flow recapture provision whereby payments are made against this note pursuant to a formula. In accordance with the original issuance discount of the secured note, amortization expense of $13,651 has been recorded.

Notes payable - current	2010	2009
Fury Distribution Inc.	$24,843	$30,873
Sterling International Mercantile	31,023	-
Rubric Consultants	-	54,319
Core Equity Group	-	5,000
	$55,866	$90,192

Note 4 – Commitments and Contingencies:

The Company rents its principal facilities on a month-to-month basis.  Rental expense of $500 per month commenced in August 2010.  Rental expense for the year ended December 31, 2010 was $2,500.

Note 5 – Subsequent Events:

On August 22, 2011, the Company entered into an agreement and plan of merger with International Development and Environmental Holdings ("IDEH"). Pursuant to the agreement, the Company will become a wholly-owned subsidiary of IDEH. As consideration for the merger the members will receive 500,000 newly-issued common shares of IDEH for each 1% of membership interest held.

Subsequent to August 22, 2011, and effective September 14, 2011, OSO had terminated the agreement and plan of merger with IDEH.

OSO USA LLC AND SUBSIDIARY

Consolidated Condensed Balance Sheet

As of June 30, 2011

Account	6/30/11	12/31/10
	UNAUDITED	AUDITED

Assets
Cash	5,206	2,521
Accounts Receivable (Net)	27,595	29,226
Inventory	34,263	12,747
Prepaid Expenses and Other Assets	16,535	7,182
Total Assets	83,599	51,676

Liabilities and Equity
Notes Payable	86,495	55,866
Accounts Payable	42,147	33,647
Accrued Expenses and Sundry	81,670	67,749
Total Liabilities	210,312	157,262

Members Equity	(126,713)	(105,586)

Total Liabilities and Member's Equity	83,599	51,676

See accompanying notes to financial statements.

OSO USA LLC AND SUBSIDIARY

Consolidated Condensed Income Statement
UNAUDITED
Quarter Ended

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10

Sales	25,323	62,900	54,094	98,982
Allowances	(2,139)	(4,337)	(4,011)	(7,830)
Net Sales	23,184	58,562	50,083	91,152

Cost of Goods Sold	11,035	22,233	18,487	28,846
Gross Profit	12,149	36,330	31,596	62,306

Operating Expenses
Warehouse and Shipping	-	-	-	3,383
Selling Expense	18,376	8,880	29,156	18,421
General and Administrative	9,256	32,539	23,567	47,982
Total Operating Expenses	27,632	41,419	52,723	69,786
Operating Income	(15,483)	(5,089)	(21,127)	(7,480)

Other Income/Expense	-	-	-	-
Provision for Taxes	-	-	-	-
Net Income	(15,483)	(5,089)	(21,127)	(7,480)

See accompanying notes to financial statements.

OSO USA LLC AND SUBSIDIARY

Consolidated Cash Flow Statement
UNAUDITED
Year to Date Ended

	6/30/11	6/30/10

Cash Flows From Operating Activities
Net (loss)	(21,127)	(7,480)
Adjustments to Reconcile Net (Loss) to Net Cash
Provided by (Used in) Operating Activities
Depreciation and Amortization	6,800	2,401
Change in Assets and Liabilities
Accounts Receivable	1,631	(16,111)
Inventory	(21,516)	(28,860)
Prepaid Expense and Other Current Assets	(16,153)	198
Accounts Payable	8,500	14,491
Accrued Expenses and Sundry Liabilities	13,921	1,904
Net Cash Provided by (Used in) Operating Activities	(27,944)	(33,457)

Cash Flows Provided by Financing Activities
Proceeds from (Repayments of) Notes	30,629	31,581
Net Cash (Used in) Provided by Financing Activities	30,629	31,581

Net (Decrease) Increase in Cash	2,685	(1,876)

Cash - Beginning of Period	2,521	8,486

Cash - Ending of Period	5,206	6,610

See accompanying notes to financial statements.

OSO USA LLC AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

June 30, 2011

Note 1 – The Company:

OSO USA LLC ("OSO”) and its subsidiary, Fury Distribution Holdings LLC (“Fury”) (collectively, the “Company”) market and distribute functional beverages, which are sold principally to clubs, restaurants, on premise and select retail accounts located in the NYC Metropolitan area.

All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

Note 2 – Summary of Significant Accounting Policies:

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash:

The Company places its cash with financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

Accounts Receivable:

Accounts receivable from trade customers are generally due within thirty days. The Company controls credit risks through its credit evaluation process, credit limits and monitoring procedures. Allowance for doubtful accounts amounted to $4,738 as of June 30, 2011.

Inventory:

Inventory consisting solely of finished goods is stated at the lower of cost (first-in, first-out method) or market.

Income Taxes:

OSO and Fury are limited liability companies. As such, they are not subject to federal or state income taxes. They may be subject to New York City unincorporated business tax. These financial statements contain no income tax provisions.

OSO USA LLC AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

June 30, 2011

Note 3 – Notes Payable:

In March 2010, the Company entered into a $72,500 note for the purchase of inventory. This note is secured by the Company's accounts receivable and inventory and precludes the issuance of any other indebtedness pari passu or senior to it. This note is subject to a mandatory monthly cash flow recapture provision whereby payments are made against this note pursuant to a formula. In accordance with the original issuance discount of the secured note, amortization expense of $4,550 has been recorded for the six month period ended June 30, 2011, representing full amortization of the discount.

In May 2011, the Company entered into a $53,500 note for the purchase of inventory. This note is secured by the Company's accounts receivable and inventory and precludes the issuance of any other indebtedness pari passu or senior to it. This note is subject to a mandatory monthly cash flow recapture provision whereby payments are made against this note pursuant to a formula. In accordance with the original issuance discount of the secured note, amortization expense of $3,374 has been recorded for the six month period ended June 30, 2011.

	June 30	Dec 31
Notes payable - current	2011	2010
Fury Distribution Inc.	25,823	24,843
Sterling International Mercantile	60,672	31,023
	86,495	55,866

Note 4 – Commitments and Contingencies:

The Company rents its principal facilities on a month-to-month basis.  Rental expense of $500 per month commenced in August 2010.  Rent expense for the first six months of 2011 was $3,000.

Effective August 15, 2011, rental expense increased to $2,500 per month.

Note 5 – Subsequent Events:

On October 19, 2011, the Company closed an agreement and plan of merger transaction with DAM Holdings, Inc. (“DAMH”).  Pursuant to the agreement, the Company become a wholly-owned subsidiary of DAMH. As consideration for the merger the members will receive 500,000 newly-issued common shares of DAMH for each 1% of membership interest held.